Exhibit 10.18

Warrant No. ___	Warrant to Purchase
_______ Common Shares
(Subject to Adjustment)

WARRANT TO PURCHASE COMMON SHARES

of

WASTE CONNECTIONS, INC.

Void on the fifth (5th) anniversary of ###GRANT_DATE###

This certifies that for value received, ###PARTICIPANT_NAME### (the “Holder”) is entitled, subject to the terms set forth below, at any time or from time to time beginning on ###GRANT_DATE### and before 5:00 p.m., Central standard time on the fifth (5th) anniversary of ###GRANT_DATE###, to purchase from Waste Connections, Inc., an Ontario corporation (the “Company”), up to ______________ common shares of the Company (the “Common Shares”) as constituted on _____________________ (the “Issue Date”), upon proper exercise through the Holder’s Shareworks account with Solium Capital, and simultaneous payment therefor in lawful money of the United States at the price of $______ per share, subject to adjustment as provided in the Plan (as defined below) (the “Purchase Price”). The number and character of such Common Shares are also subject to adjustment as provided in the Company’s 2016 Incentive Award Plan (the “Plan”). Such number shall be reduced at such time or times as the Warrant is exercised in part by the number of Common Shares as to which the Warrant is then exercised. The term “Warrant Shares” shall mean, unless the context otherwise requires, the Common Shares and other securities and property at any time receivable upon the exercise of the Warrant. The term “Warrant” as used herein shall include the warrant granted under this Agreement and any warrants delivered in substitution or exchange therefor as provided herein.

The grant under this Warrant Agreement (this “Agreement”) is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s Consultants and is made pursuant to the Plan. By electronically accepting this Agreement through his or her Shareworks account with Solium Capital, Holder is deemed to have accepted the terms and conditions of the Plan and this Agreement. In the event of any conflict or inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall supersede and govern in all respects. Any capitalized terms not defined herein are defined in the Plan.

1.          Method of Exercise; Payment. The Warrant may be exercised as a whole, or in part from time to time, by the Holder through his or her Shareworks account with Solium Capital. The Holder shall exercise the Warrant by having the Company withhold Warrant Shares issuable on such exercise having a Fair Market Value at the close of business on the date of exercise in an aggregate amount equal to the Purchase Price as then adjusted times the number of Warrant Shares as to which the Warrant is then being exercised. In the event of any such exercise that is partial, the Company shall update the Holder’s Shareworks account with Solium Capital to indicate that the Warrant has been exercised to that extent. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date.

2.          Transfer. Any attempt by the Holder to transfer any interest in the Warrant or any underlying Common Shares in violation of the transferability provisions in the Plan shall be null and void and of no effect.

3.          Reservation of Common Shares. The Company shall at all times reserve and keep available for issue upon the exercise of the Warrant such number of its authorized but unissued shares of Warrant Shares as will be sufficient to permit the exercise in full of the Warrant.

4.          Notices. Any notice or other communication to be given under or in connection with this Agreement or the Plan shall be given in writing and shall be deemed effectively given on receipt or, in the case of notices from the Company to the Holder, five days after deposit in the United States mail, postage prepaid, addressed the Holder at the address on file with the Company or at such other address as the Holder may hereafter designate by notice to the Company.

5.          Change; Waiver. Subject to Sections 9, 11, 12, 14 and 16 hereof, neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

6.          Attorneys’ Fees. In the event any party is required to engage the services of attorneys for the purpose of enforcing this Agreement, or any provision hereof, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and any other costs or expenses.

7.          Headings. The headings in this Agreement are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

8.          Law Governing. This Agreement and the Plan shall be governed by and construed in accordance with the laws of the province of Ontario, except with respect to those provisions of this Agreement and the Plan concerning the Code, which shall be governed by and construed in accordance with the laws of the State of Delaware as superseded by applicable United States federal law.

9.          Agreement Subject to Plan. This Agreement is subject to all provisions of the Plan, which is made part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control. The Holder has received and reviewed a copy of the Plan and agrees to be bound by the terms and conditions of the Plan.

10.         Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon the Holder, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

11.         Conformity to Applicable Law. The Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Warrant is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

12.         Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Warrant in any material way without the Holder’s prior written consent.

13.         Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 2 hereof and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.         Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Holder is subject to Section 16 of the Exchange Act, the Plan, the Warrant and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.         Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof.

16.         Section 409A. The Warrant is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that the Warrant (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Holder or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Warrant either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

17.         Agreement Severable. In the event that any provision of this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.         Counterparts. This Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

19.         Black-Out Periods. Holder acknowledges and agrees that this Agreement and the Warrant granted hereunder are subject to Holder’s agreement to at all times comply with the Company’s policies with respect to black-out periods and insider trading, if and when applicable.

20.         Electronic Delivery. The Company may deliver any documents related to the Warrant granted under this Agreement and participation in the Plan by electronic means or to request the Holder’s consent to participate in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan and sign this Agreement through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

DATED: _______________

WASTE CONNECTIONS, INC.

By:
Ronald J. Mittelstaedt
Chairman and Chief Executive Officer

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